Exhibit 99.1
EPAM Reports Results for First Quarter 2018

First quarter revenues of $424.1 million, up 30.6% year-over-year
GAAP Diluted EPS of $1.15 for the first quarter
Non-GAAP Diluted EPS of $0.93 for the first quarter

Newtown, PA — May 9, 2018 — EPAM Systems, Inc. (NYSE: EPAM), a leading global provider of digital platform engineering and software development services, today announced results for its first quarter ended March 31, 2018.

“We delivered a strong first quarter with growth across all of our verticals, based on our ability to meet the demands of our customers, helping them create new business models to stay competitive in an ever-changing market,” said Arkadiy Dobkin, CEO & President, EPAM. “We continue to gain market share through both our core engineering and digital capabilities, in addition to our investments in emerging technologies and acquisitions. Our first quarter results provide a solid foundation and positions us well for fiscal 2018.”

First Quarter 2018 Highlights

•
Revenues increased to $424.1 million, a year-over-year increase of $99.5 million, or 30.6%, and on a constant currency basis, revenue was up 26.0% over the corresponding period last year. Revenue growth in the quarter continues to demonstrate strong broad-based demand from both existing and new clients across the industries EPAM serves and the geographies in which it operates;

•	GAAP income from operations was $48.7 million, an increase of $17.7 million, or 57.3%, compared to $31.0 million in the first quarter of 2017;

•	Non-GAAP income from operations was $67.7 million, an increase of $18.4 million, or 37.4%, compared to $49.3 million in the first quarter of 2017;

•
Diluted earnings per share (“EPS”) on a GAAP basis was $1.15, an increase of $0.71, or 161.4%, compared to $0.44 in the first quarter of 2017. GAAP EPS benefited from a net $22.5 million one-time benefit recorded in the first quarter of 2018 related to the implementation of tax planning to disregard certain foreign subsidiaries as separate entities for U.S. income tax purposes partially offset by an incremental provisional charge associated with the one-time transition tax on accumulated foreign subsidiary earnings not previously subject to U.S. income tax required under U.S. Tax Reform. Diluted EPS on a GAAP basis excluding the net discrete benefit from tax planning and U.S. tax reform was $0.75; and

•	Non-GAAP diluted EPS was $0.93, an increase of $0.21, or 29.2%, compared to $0.72 in the first quarter of 2017 based on a weighted average share count of 56.2 million fully diluted shares outstanding.
Cash Flow and Other Metrics

•
Cash from operations was $7.3 million for the first quarter of 2018, down from $29.1 million for the first three months of 2017. The decrease is primarily due to higher variable compensation payments associated with the 2017 performance year as well as an increase in days sales outstanding during the first quarter of 2018;

•
Cash, cash equivalents and restricted cash totaled $537.1 million as of March 31, 2018, a decrease of $45.8 million or 7.9% from $582.9 million as of December 31, 2017. The decrease is primarily attributable to the $50.3 million net cash used in the acquisition of Continuum during the quarter ended March 31, 2018; and

•	Total headcount was approximately 26,700 as of March 31, 2018. Included in this number were approximately 23,700 delivery professionals, an increase of 20.4% from March 31, 2017.

2018 Outlook - Full Year and Second Quarter
Full Year

•	Revenue growth for 2018 will now be at least 27%, including an estimated 2% for currency tailwinds. The Company expects constant currency growth will now be at least 25%;

•	The Company expects GAAP income from operations to continue to be in the range of 12% to 13% of revenues and non-GAAP income from operations to continue to be in the range of 16% to 17% of revenues;

•
The Company expects its GAAP effective tax rate to now be approximately 4% principally due to the implementation of tax planning to disregard certain foreign subsidiaries as separate entities for U.S. income tax purposes and its non-GAAP effective tax rate to continue to be approximately 22%; and

•
The Company expects GAAP diluted EPS will now be at least $3.77 for the full year; and non-GAAP diluted EPS will now be at least $4.11 for the full year based on an updated expected weighted average share count of 56.9 million diluted shares outstanding.

Second Quarter

•
Revenues will be at least $445 million for the second quarter, reflecting a year-over-year growth rate of approximately 28% including an estimated 2% for currency tailwinds. The Company expects constant currency growth will be approximately 26%;

•
For the second quarter, the Company expects GAAP income from operations to be in the range of 11.5% to 12.5% of revenues and non-GAAP income from operations to be in the range of 15.5% to 16.5% of revenues;

•	The Company expects its GAAP effective tax rate to be approximately 10% and its non-GAAP effective tax rate to be approximately 22%; and

•
The Company expects GAAP diluted EPS will be at least $0.82 for the quarter, and non-GAAP diluted EPS will be at least $0.98 for the quarter based on an expected weighted average share count of 56.9 million diluted shares outstanding.

Conference Call Information
EPAM will host a conference call to discuss results on Wednesday, May 9, 2018 at 8:00 a.m. Eastern time. The live conference call will be available by dialing +1 (877) 407-0784 or +1 (201) 689-8560 (outside of the U.S.). A webcast of the conference call can be accessed at the Investor Relations section of the Company’s website at http://investors.epam.com. A replay will be available approximately one hour after the call by dialing +1 (844) 512-2921 or +1 (412) 317-6671 (outside of the U.S.) and entering the conference ID 13677981. The replay will be available until May 23, 2018.

About EPAM Systems
Since 1993, EPAM Systems, Inc. (NYSE: EPAM), has leveraged its core engineering expertise to become a leading global product development and digital platform engineering services company. Through its “Engineering DNA” and innovative strategy, consulting, and design capabilities, EPAM works in collaboration with its customers to deliver innovative solutions that turn complex business challenges into real business opportunities. EPAM’s global teams serve customers in over 25 countries across North America, Europe, Asia and Australia. EPAM is a recognized market leader among independent research agencies and was ranked #12 in FORBES 25 Fastest Growing Public Tech Companies and as a top UK Digital Design & Build Agency.
For more information, visit http://www.epam.com/ and follow EPAM on Twitter (@EPAMSYSTEMS) and LinkedIn.

Non-GAAP Financial Measures
EPAM supplements results reported in accordance with United States generally accepted accounting principles, referred to as GAAP, with non-GAAP financial measures. Management believes these measures help illustrate underlying trends in EPAM’s business and uses the measures to establish budgets and operational goals, communicate internally and externally, for managing EPAM’s business and evaluating its performance. Management also believes these measures help investors compare EPAM’s operating performance with its results in prior periods. EPAM anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expense, write-offs and recoveries, amortization of purchased intangible assets, goodwill impairment, legal settlements, foreign exchange gains and losses, acquisition-related costs, certain other one-time charges and benefits, the impact of U.S. tax reform, excess tax benefits related to stock compensation, and the related effect on income taxes of the pre-tax adjustments. Management also supplemented results with the non-GAAP financial measure “Diluted EPS on a GAAP basis excluding the net discrete benefit from tax planning and U.S. tax reform.” This measure excludes the one-time benefit associated with the recognition of net deferred tax assets as a result of the election to disregard as separate entities for U.S. income tax purposes certain foreign subsidiaries of the Company as well as the provisional charge associated with U.S. Tax Reform. Management also compares operating results on a basis of “constant currency,” which is also a non-GAAP financial measure. This measure excludes the effect of foreign currency exchange rate fluctuations by translating the current period revenues and expenses into U.S. dollars at the weighted average exchange rates of the prior period of comparison. Because EPAM’s reported non-GAAP financial measures are not calculated according to GAAP, these measures are not comparable to GAAP and may not be comparable to similarly described non-GAAP measures reported by other companies within EPAM’s industry. Consequently, EPAM’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but, rather, should be considered together with the information in EPAM’s consolidated financial statements, which are prepared in accordance with GAAP.

Forward-Looking Statements
This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in the Company's most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. EPAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

Contact:
EPAM Systems, Inc.
David Straube, Head of Investor Relations
Phone: +1-267-759-9000 x59419
david_straube@epam.com

EPAM SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Unaudited)
(In thousands, except per share data)

	Three Months Ended March 31,
	2018	2017
Revenues	$424,148	$324,651
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization)	277,634	207,730
Selling, general and administrative expenses	87,777	78,453
Depreciation and amortization expense	8,176	6,672
Other operating expenses, net	1,864	830
Income from operations	48,697	30,966
Interest and other (loss)/income, net	(551)	584
Foreign exchange loss	(247)	(2,955)
Income before (benefit from)/provision for income taxes	47,899	28,595
(Benefit from)/provision for income taxes	(16,519)	4,954
Net income	$64,418	$23,641
Foreign currency translation adjustments, net of tax	3,309	6,386
Unrealized gain on cash-flow hedging instruments, net of tax	69	—
Comprehensive income	$67,796	$30,027

Net income per share:
Basic	$1.21	$0.46
Diluted	$1.15	$0.44
Shares used in calculation of net income per share:
Basic	53,079	50,958
Diluted	56,241	53,889

EPAM SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share and per share data)

	As of March 31, 2018	As of December 31, 2017
Assets
Current assets
Cash and cash equivalents	$535,857	$582,585
Accounts receivable, net of allowance of $1,375 and $1,186, respectively	262,295	265,639
Unbilled revenues	136,807	86,500
Prepaid and other current assets, net of allowance of $161 and $45, respectively	33,154	23,196
Employee loans, current, net of allowance of $0 and $0, respectively	2,067	2,113
Total current assets	970,180	960,033
Property and equipment, net	96,825	86,419
Employee loans, noncurrent, net of allowance of $0 and $0, respectively	1,883	2,097
Intangible assets, net	59,500	44,511
Goodwill	150,337	119,531
Deferred tax assets	48,170	24,974
Other noncurrent assets, net of allowance of $138 and $140, respectively	16,507	12,691
Total assets	$1,343,402	$1,250,256

Liabilities
Current liabilities
Accounts payable	$8,474	$5,574
Accrued expenses and other current liabilities	56,701	89,812
Due to employees	60,642	38,757
Deferred compensation due to employees	1,827	5,964
Taxes payable, current	52,264	40,860
Total current liabilities	179,908	180,967
Long-term debt	25,025	25,033
Taxes payable, noncurrent	62,031	59,874
Other noncurrent liabilities	21,090	9,435
Total liabilities	288,054	275,309
Commitments and contingencies
Stockholders’ equity
Common stock, $0.001 par value; 160,000,000 authorized; 53,326,733 and 53,003,420 shares issued, 53,306,998 and 52,983,685 shares outstanding at March 31, 2018 and December 31, 2017, respectively	53	53
Additional paid-in capital	486,022	473,874
Retained earnings	583,695	518,820
Treasury stock	(177)	(177)
Accumulated other comprehensive loss	(14,245)	(17,623)
Total stockholders’ equity	1,055,348	974,947
Total liabilities and stockholders’ equity	$1,343,402	$1,250,256

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures
(In thousands, except percent and per share amounts)
(Unaudited)

Reconciliation of revenue growth at constant currency to revenue growth as reported under GAAP is presented in the table below:

Three Months Ended March 31, 2018
Revenue growth at constant currency(1)	26.0%
Foreign exchange rates impact	4.6%
Revenue growth as reported	30.6%

(1)	Constant currency revenue results are calculated by translating current period revenue in local currency into U.S. dollars at the weighted average exchange rates of the comparable prior period.

Reconciliation of various income statement amounts from GAAP to Non-GAAP for the three months ended March 31, 2018 and 2017:

	Three Months Ended March 31, 2018
	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(2)	$277,634	$(8,289)	$269,345
Selling, general and administrative expenses(3)	$87,777	$(8,684)	$79,093
Income from operations(4)	$48,697	$18,976	$67,673
Operating margin	11.5%	4.5%	16.0%
Net income(5)	$64,418	$(12,175)	$52,243
Diluted earnings per share	$1.15		$0.93

	Three Months Ended March 31, 2017
	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(2)	$207,730	$(5,350)	$202,380
Selling, general and administrative expenses(3)	$78,453	$(10,994)	$67,459
Income from operations(4)	$30,966	$18,293	$49,259
Operating margin	9.5%	5.7%	15.2%
Net income(5)	$23,641	$15,281	$38,922
Diluted earnings per share	$0.44		$0.72

Items (2) through (5) above are detailed in the table below with the specific cross-reference noted in the appropriate item.

	Three Months Ended March 31,
	2018	2017
Stock-based compensation expenses - non-acquisition related	$8,289	$5,350
Total adjustments to GAAP cost of revenues(2)	8,289	5,350
Stock-based compensation expenses - acquisition related	—	4,574
Stock-based compensation expenses - all other	8,307	5,852
Other acquisition-related expenses	377	568
Total adjustments to GAAP selling, general and administrative expenses(3)	8,684	10,994
Amortization of purchased intangible assets	1,760	1,949
One-time charges	243	—
Total adjustments to GAAP income from operations(4)	18,976	18,293
Foreign exchange loss	247	2,955
(Benefit from)/provision for income taxes:
Tax effect on non-GAAP adjustments	(4,231)	(4,273)
Net discrete benefit from tax planning and U.S. tax reform	(22,477)	—
Excess tax benefits related to stock-based compensation	(4,690)	(1,694)
Total adjustments to GAAP net income(5)	$(12,175)	$15,281

Reconciliation of diluted EPS on a GAAP basis to diluted EPS on a GAAP basis excluding the net discrete benefit from tax planning and U.S. tax reform for the three months ended March 31, 2018:

	Three Months Ended March 31, 2018
	GAAP	Adjustments	GAAP excluding Net Discrete Benefit from Tax Planning and U.S. Tax Reform
Net income(6)	$64,418	$(22,477)	$41,941
Weighted average diluted shares outstanding	56,241		56,241
Diluted earnings per share	$1.15		$0.75

(6)
The total adjustments to GAAP net income include the one-time tax benefit associated with the recognition of $24.6 million of net deferred tax assets as a result of the election to disregard as separate entities for U.S. tax purposes certain foreign subsidiaries of the Company partially offset by a $2.2 million provisional charge to increase the income taxes payable associated with the one-time transition tax on accumulated foreign subsidiary earnings not previously subject to U.S. income tax.

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Guidance Non-GAAP Measures to Comparable GAAP Measures
(in percent, except per share amounts)
(Unaudited)

The below guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed in the Company’s filings with the Securities and Exchange Commission.

Reconciliation of projected revenue growth in constant currency is presented in the table below:

	Second Quarter 2018	Full Year 2018
Revenue growth at constant currency(7)	26%	25%
Foreign exchange rates impact	2%	2%
Revenue growth	28%	27%

(7)
Constant currency revenue results are calculated by translating current period projected revenues in local currency into U.S. dollars at the weighted average exchange rates of the comparable prior period.

Reconciliation of GAAP to Non-GAAP income from operations as a percentage of revenue is presented in the table below:

	Second Quarter 2018	Full Year 2018
GAAP income from operations as a percentage of revenue	11.5% to 12.5%	12% to 13%
Stock-based compensation expenses	3.2%	3.3%
Included in cost of revenues	1.6%	1.6%
Included in selling, general and administrative expenses	1.6%	1.7%
Other acquisition-related expenses	—	0.1%
Amortization of purchased intangible assets	0.5%	0.5%
One-time charges	0.3%	0.1%
Non-GAAP income from operations as a percentage of revenue	15.5% to 16.5%	16% to 17%

Reconciliation of GAAP to Non-GAAP effective tax rate is presented in the table below:

	Second Quarter 2018	Full Year 2018
GAAP effective tax rate	10%	4%
Tax effect on non-GAAP adjustments	4.9%	5.3%
Net discrete benefit related to tax planning and U.S. tax reform	—%	7.2%
Excess tax benefit related to stock-based compensation	7.1%	5.5%
Non-GAAP effective tax rate	22%	22%

Reconciliation of GAAP to Non-GAAP diluted earnings per share is presented in the table below:

	Second Quarter 2018	Full Year 2018
GAAP diluted earnings per share (at least)	$0.82	$3.77
Stock-based compensation expenses	0.25	1.06
Included in cost of revenues	0.12	0.53
Included in selling, general and administrative expenses	0.13	0.53
Other acquisition-related expenses	—	0.01
Amortization of purchased intangible assets	0.04	0.15
One-time charges	0.02	0.03
Foreign exchange loss	0.03	0.08
Provision for income taxes:
Tax effect on non-GAAP adjustments	(0.07)	(0.29)
Net discrete benefit from tax planning and U.S. tax reform	—	(0.39)
Excess tax benefits related to stock-based compensation	(0.11)	(0.31)
Non-GAAP diluted earnings per share (at least)	$0.98	$4.11